UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 15, 2016 (June 13, 2016)

___________________

HOLLY ENERGY PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware (State or Incorporation)	001-32225 (Commission File Number)	20-0833098 (I.R.S. Employer Identification Number)
2828 N. Harwood, Suite 1300 Dallas, Texas 75201 (Address of Principal Executive Offices)
(214) 871-3555 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 13, 2016, HEP Logistics Holdings, L.P. (the “General Partner”), the general partner of Holly Energy Partners, L.P. (the “Partnership”), amended the First Amended and Restated Agreement of Limited Partnership of the Partnership, as amended, by executing Amendment No. 5 thereto (“Amendment No. 5”) to establish a special partnership interest to be issued to the General Partner (the “Special General Partner Interest”) pursuant to that certain LLC Interest Purchase Agreement by and among HollyFrontier Refining & Marketing LLC, a Delaware limited liability company, HollyFrontier Corporation, a Delaware corporation, the Partnership, the General Partner and Holly Energy Partners – Operating, LP, a Delaware limited partnership, dated February 22, 2016.

Except in certain limited circumstances referred to in Amendment No. 5, the Special General Partner Interest will not have any distribution or voting rights. For additional information with respect to the Special General Partner Interest being created thereby, please see the full text of Amendment No. 5, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated in this Item 5.03 by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit	Description
3.1	Amendment No. 5 to First Amended and Restated Agreement of Limited Partnership of Holly Energy Partners, L.P., dated June 13, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOLLY ENERGY PARTNERS, L.P.

By:	HEP LOGISTICS HOLDINGS, L.P. its General Partner

By:	HOLLY LOGISTIC SERVICES, L.L.C. its General Partner

By:	/s/ Richard L. Voliva III
Name:	Richard L. Voliva III
Title:	Vice President and Chief Financial Officer

Date: June 15, 2016
EXHIBIT INDEX

Exhibit	Description
3.1	Amendment No. 5 to First Amended and Restated Agreement of Limited Partnership of Holly Energy Partners, L.P., dated June 13, 2016.